EXHIBIT 99.3

For More Information, Contact:
Corporate Communications, Cygnus, Inc.
(650) 369-4300 www.cygn.com

FOR IMMEDIATE RELEASE

Cygnus Granted Expedited Review Status by FDA

 for Use of GlucoWatch® Biographer by Children and Adolescents (Ages 7-17)

Redwood City, CA – November 6, 2001 – Cygnus, Inc. (Nasdaq: CYGN) today announced it received notification from the United States Food and Drug Administration (FDA) that the supplemental pre-market approval (PMA) application for use of the GlucoWatch® Biographer by children and adolescents (ages 7-17) has been granted expedited review status. Granting of expedited review status means that this supplemental application will receive priority review before other pending applications.

“We are very pleased the FDA granted us expedited review because (as their notification explains) ‘the availability of your device as a tool in pediatric diabetes management is in the interest of public health,’” stated John C Hodgman, Chairman, CEO and President of Cygnus, Inc.  “We believe the GlucoWatch Biographer can be a very useful tool for children and adolescents with diabetes. The additional information the Biographer will provide can help them make better choices that may enhance their quality of life, both near- and long-term.”

The risk of developing diabetes is higher than virtually all other severe chronic childhood diseases, affecting more than 100,000 families in the U.S.  However, the risk of long-term complications associated with diabetes may potentially be reduced with proper management of glucose levels.

The GlucoWatch Biographer differs from conventional blood glucose testing devices in several ways.  It automatically and non-invasively measures glucose collected through the skin, not from blood, and displays glucose levels as often as every twenty minutes, for up to twelve hours.  It also creates an “electronic diary,” storing up to 4,000 values that can be reviewed at the touch of a button, helping to detect trends and track patterns in glucose levels.  In addition, users can set personal glucose alert levels so that an alarm sounds if readings are too high or too low, or if readings decline rapidly. The GlucoWatch Biographer is not intended to replace the common “finger-stick” testing method, but is indicated as an adjunctive device to supplement blood glucose testing to provide more complete, ongoing information about glucose levels.

Cygnus, Inc. is engaged in the development and manufacture of diagnostic medical devices, utilizing proprietary technologies to satisfy unmet medical needs cost-effectively. The first such device is a frequent, automatic and non-invasive glucose monitoring device, the GlucoWatch Biographer. The GlucoWatch Biographer is approved in the United States as a prescription device for adults (18 years and older). As previously indicated by Cygnus, post-market evaluation studies are required on certain topics after commercialization. The GlucoWatch Biographer has also received the CE mark permitting sales in the European Union, and Cygnus is currently selling the product in the United Kingdom.

Some of the statements in this news release are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about the Company’s plans, objectives, expectations, intentions and assumptions and other statements contained in this news release that are not statements of historical fact. Forward-looking statements include, but are not limited to, statements about the Company’s ability to manufacture and scale-up commercially the GlucoWatch Biographer and AutoSensor, plans for commercialization alliances, the Company’s ability to achieve market acceptance of the GlucoWatch Biographer, and plans for future products. There can be no guarantee that FDA submissions will be approved, including submissions that receive expedited review status. In some cases, you can identify these statements by words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions. Cygnus cannot guarantee future results, levels of activity, performance or achievements. Actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. The Company refers you to the documents the Company files from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain descriptions of certain factors that could cause the Company’s actual results to differ from the Company’s current expectations and any forward-looking statements contained in this news release. "GlucoWatch" is a registered trademark of Cygnus, Inc.

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